UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2023 (July 19, 2023)

CVS HEALTH CORPORATION
(Exact name of registrant as specified in charter)

Delaware	001-01011	05-0494040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One CVS Drive Woonsocket, Rhode Island		02895
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (401) 765-1500
Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CVS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d): On July 19, 2023, the Board of Directors (the “Board”) of CVS Health Corporation (“CVS Health” or the “Company”) elected J. Scott Kirby to serve on the Board, effective October 1, 2023.

Mr. Kirby, age 55, has been the Chief Executive Officer and a member of the Board of Directors of United Airlines Holdings, Inc. (“United Airlines”; NYSE: UAL), an international air carrier, since May 2020. Mr. Kirby also serves on the Executive Committee and the Finance Committee of the United Airlines Board of Directors. From August 2016 until May 2020, Mr. Kirby was President of United Airlines and was responsible for its operations, marketing, sales, alliances, network planning and revenue management. Mr. Kirby is a well-known airline industry veteran, with a broad and accomplished three-decade-long career in significant leadership roles. Prior to joining United Airlines, he was President of American Airlines from December 2013 until August 2016 and was President of US Airways from September 2006 until December 2013, when US Airways merged with American Airlines. He started his career at the Pentagon and in the technology sector. Mr. Kirby has a bachelor’s degree in computer science and operations research from the U.S. Air Force Academy and a master of science degree in operations research from George Washington University.

Mr. Kirby is a member of the Board of Directors of SONIFI Solutions, a privately held manufacturer of integrated technology and service platforms. He also currently serves as the Chairman of the Star Alliance Chief Executive Board, a global alliance consisting of 26 member airlines, and is a member of the Board of Governors of the International Air Transport Association, a trade association comprised of 240 of the world’s airlines. Mr. Kirby is also a member of the Board of Directors of the U.S. Air Force Academy Foundation.

Mr. Kirby was determined by the Board to be “independent” under the Corporate Governance Rules of the New York Stock Exchange and under the Company’s Corporate Governance Guidelines. His membership on any Committee of the Board has not been determined at this time.

Mr. Kirby’s compensation for service as a non-employee director of CVS Health will be consistent with that of the Company’s other non-employee directors, subject to proration to reflect the commencement date of his service on the Board. The Company’s director compensation practices are described under the caption “Non-Employee Director Compensation” in the Company’s annual proxy statement filed with the U.S. Securities and Exchange Commission on April 7, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CVS HEALTH CORPORATION

	By:	/s/ Colleen M. McIntosh
Colleen M. McIntosh Senior Vice President, Secretary
and Chief Governance Officer
Dated: July 20, 2023